Exhibit 16.1

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We are principal accountants for Jpak Group, Inc. We have read Jpak Group Inc.’s statements included under Item 4.02(b) of its Form 8-K dated May 3, 2008, and we agree with such statements.

/s/ Patrizio & Zhao

Patrizio & Zhao

Registered Public Accountants

Parsippany, New Jersey

May 5, 2008